                                                                    EXHIBIT 12.2

                          LEINER HEALTH PRODUCTS INC.

                   COMPUTATION OF EBITDA TO INTEREST EXPENSE

                             (DOLLARS IN THOUSANDS)

                                                                                                                         FOR THE
                                                                                                                          THREE
                                                                                                                         MONTHS
                                                                                                                          ENDED
                                                                                                                        JUNE 30,
                                                                           FISCAL YEARS ENDED MARCH 31,                 (UNAUDITED)
                                                             ---------------------------------------------------------  ---------
                                                               1993(1)      1994       1995       1996       1997(2)      1996
                                                             -----------  ---------  ---------  ---------  -----------  ---------
Net income (loss)..........................................   $  (1,119)  $   3,417  $   3,813  $   1,166   $   7,638   $     119
Add back:
  Interest expense, net....................................       5,921       7,144      9,010      9,924       8,281       2,152
  Income taxes.............................................         955       3,573      3,524      4,686       8,028          92
  Depreciation and amortization............................       4,586       7,247     10,514     12,288      12,309       2,867
  Extraordinary item.......................................      --          --         --         --             295      --
  Compensation related to stock options....................       1,093         264        132        132          99          33
  Impairment and closure of facility.......................          --          --         --      4,730       1,416          --
  Other non-cash charges...................................          --       1,753         --         --          18          --
                                                             -----------  ---------  ---------  ---------  -----------  ---------
  Subtotal.................................................      12,555      19,981     23,180     31,760      30,446       5,144
                                                             -----------  ---------  ---------  ---------  -----------  ---------
EBITDA(3)..................................................   $  11,436   $  23,398  $  26,993  $  32,926   $  38,084   $   5,263
                                                             -----------  ---------  ---------  ---------  -----------  ---------
                                                             -----------  ---------  ---------  ---------  -----------  ---------

Interest expense, net(3)...................................   $   5,921   $   7,144  $   9,010  $   9,924   $   8,281   $   2,152
Less amortization of deferred financing charges............      --          --            184        212         239          59
                                                             -----------  ---------  ---------  ---------  -----------  ---------
Adjusted interest expense, net.............................   $   5,921   $   7,144  $   8,826  $   9,712   $   8,042   $   2,093
                                                             -----------  ---------  ---------  ---------  -----------  ---------
                                                             -----------  ---------  ---------  ---------  -----------  ---------

Ratio of EBITDA to interest expense........................         1.9         3.3        3.1        3.4         4.7         2.5
                                                             -----------  ---------  ---------  ---------  -----------  ---------
                                                             -----------  ---------  ---------  ---------  -----------  ---------


                                                               1997
                                                             ---------
Net income (loss)..........................................  $ (23,966)
Add back:
  Interest expense, net....................................      1,800
  Income taxes.............................................     (7,105)
  Depreciation and amortization............................      3,066
  Extraordinary item.......................................      1,109
  Compensation related to stock options....................      8,300
  Impairment and closure of facility.......................         --
  Other non-cash charges...................................         --
                                                             ---------
  Subtotal.................................................      7,170
                                                             ---------
EBITDA(3)..................................................  $ (16,796)
                                                             ---------
                                                             ---------
Interest expense, net(3)...................................  $   1,800
Less amortization of deferred financing charges............         66
                                                             ---------
Adjusted interest expense, net.............................  $   1,734
                                                             ---------
                                                             ---------
Ratio of EBITDA to interest expense........................       (9.7)
                                                             ---------
                                                             ---------
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------------------------

(1) The computation of EBITDA to interest expense for the fiscal year ended
    March 31, 1993 represents the results of operations of LHP, the results of operations for XCEL from the date of its acquisition, and purchase accounting for the acquisitions of LHP and XCEL during that fiscal year. See
    "The Company."

(2) On January 30, 1997, the Company purchased Vita Health. The Vita Health acquisition was accounted for under the purchase method of accounting.
    Consequently, the results of operations of Vita Health were included in the consolidated financial results of the Company for the two months ended March
    31, 1997..

(3) For purposes of calculating the ratio of EBITDA to interest expense, interest expense excludes the amortization of deferred financing fees, which is included in interest expense in the income statement in the audited consolidated financial statements.

   "EBITDA," as presented, represents earnings before interest expense, income taxes, depreciation and amortization and other non-cash charges, consisting of (i) the write off of deferred financing charges, net of income taxes, included as an extraordinary item in the statements of operations for fiscal
    1997 and the first quarter of fiscal 1998, (ii) the non-cash stock compensation charges, including that which was recorded in connection with the Recapitalization, (iii) expenses related to the impairment and closure of the OTC liquid pharmaceuticals manufacturing facility in fiscal 1996 and 1997, and (iv) other non-cash charges in fiscal 1994 and fiscal 1997.
    Although EBITDA (as well as related EBITDA ratios) is a non-GAAP measurement, EBITDA, EBITDA margin, the ratio of total debt to EBITDA and the ratio of EBITDA to interest expense are included because management understands that such information is considered by certain investors to be an additional basis for evaluating the Company's ability to pay interest, repay debt and make capital expenditures. EBITDA should not be considered an alternative to measures of operating performance as determined in accordance with generally accepted accounting principles, including net income as a measure of the Company's operating results and cash flows as a measure of the Company's liquidity. Because EBITDA is not calculated identically by all companies, the presentation herein may not be comparable to other similarly titled measures of other companies.